UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 3, 2026

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40675 Encyclopedia Circle

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2026, the Board of Directors (the “Board”) of Socket Mobile, Inc. (the “Company”) approved an amendment to the Company's Amended and Restated Bylaws (the “Bylaws”), effective immediately, revising Section 3.9 (Special Meetings; Notice) in its entirety.

The amendment updates the notice provisions for special meetings of the Board by clarifying the persons authorized to call special meetings, permitting authorized persons to designate another person to provide notice of such meetings, and updating the permissible methods and timing of notice. Specifically, notice may be delivered personally, by courier, by telephone, by first-class United States mail, or by electronic transmission. Notice delivered personally, by courier, by telephone, or by electronic transmission must be provided at least 24 hours before the meeting, while notice by first-class mail must be deposited at least four days before the meeting. The amendment also clarifies that oral notice may be given in lieu of written notice if communicated at least 24 hours before the meeting and that, to the fullest extent permitted by applicable law, the notice need not specify the place of the meeting if held at the Company's principal executive office or the purpose of the meeting.

The foregoing description of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws, as amended, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Socket Mobile, Inc., as amended through August 3, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: August 7, 2026	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer